                                                                  EXECUTION COPY
                                                                  --------------

                                                                    EXHIBIT 10.2


                               MIND C.T.I. LTD.

                           SHARE PURCHASE AGREEMENT

                          Dated as of March 30, 2000

                               MIND C.T.I. LTD.

                           SHARE PURCHASE AGREEMENT

                          Dated as of March 30, 2000

                               TABLE OF CONTENTS
                               -----------------

                                                                                             Page
                                                                                             ----
1.     PURCHASE AND SALE OF SHARES...........................................................   1
  1.1  Purchase and Sale of Shares...........................................................   1
       ---------------------------
  1.2  The Conversion Shares.................................................................   1
       ---------------------
  1.3  Use of Proceeds.......................................................................   2
       ---------------
  1.4  Closing...............................................................................   2
       -------
  1.5  Options...............................................................................   2
       -------
  1.6  Ordinary Course of Business...........................................................   2
       ---------------------------
  1.7  Conversion of Salansky Shares.........................................................   3
       -----------------------------
ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL SHAREHOLDERS......   3
  2.1  Organization and Corporate Power......................................................   4
       --------------------------------
  2.2  Authorization.........................................................................   4
       -------------
  2.3  Government Approvals..................................................................   4
       --------------------
  2.4  Authorized and Outstanding Stock......................................................   5
       --------------------------------
  2.5  Subsidiaries..........................................................................   5
       ------------
  2.6  Financial Information.................................................................   5
       ---------------------
  2.7  Events Subsequent to the Date of the Financial Statements.............................   6
       ---------------------------------------------------------
  2.8  Litigation............................................................................   6
       ----------
  2.9  Compliance with Laws..................................................................   6
       --------------------
  2.10 Taxes.................................................................................   7
       -----
  2.11 Real Property; Environmental Matters..................................................   7
       ------------------------------------
  2.12 Personal Property.....................................................................   9
       -----------------
  2.13 Patents, Trademarks, etc..............................................................   9
       ------------------------
  2.14 Agreements of Directors, Officers and Employees.......................................  10
       -----------------------------------------------
  2.15 Governmental Approvals................................................................  10
       ----------------------
  2.16 Contracts and Commitments.............................................................  10
       -------------------------
  2.17 Registration Rights...................................................................  11
       -------------------
  2.18 Insurance Coverage....................................................................  11
       ------------------
  2.19 Employee Matters......................................................................  11
       ----------------
  2.20 No Brokers or Finders.................................................................  11
       ---------------------
  2.21 Transactions with Affiliates..........................................................  12
       ----------------------------
  2.22 Assumptions, Guarantees, etc. of Other Persons........................................  12
       ----------------------------------------------
  2.23 Disclosures...........................................................................  12
       -----------

ARTICLE III AFFIRMATIVE COVENANTS OF THE COMPANY.......................................   12
  3.1  Accounts and Reports............................................................   12
       --------------------
  3.2  Payment of Taxes................................................................   14
       ----------------
  3.3  Maintenance of Key Man Insurance................................................   14
       --------------------------------
  3.4  Compliance with Laws, etc.......................................................   14
       -------------------------
  3.5  Inspection......................................................................   14
       ----------
  3.6  Corporate Existence; Ownership of Subsidiaries..................................   15
       ----------------------------------------------
  3.8  Board Approval..................................................................   15
       --------------
  3.9  Financings......................................................................   15
       ----------
  3.10 Meetings of the Board of Directors..............................................   15
       ----------------------------------
ARTICLE IV NEGATIVE COVENANTS OF THE COMPANY...........................................   15
  4.1  Investments in Other Persons....................................................   16
       ----------------------------
  4.3  Dealings with Affiliates........................................................   16
       ------------------------
  4.5  Limitation on Options...........................................................   17
       ---------------------
  4.6  Limitation on Restrictions on Subsidiary Dividends and Other Distributions......   17
       --------------------------------------------------------------------------
  4.7  No Conflicting Agreements.......................................................   17
       -------------------------
  4.9  Indebtedness....................................................................   17
       ------------
  4.10 Liens...........................................................................   17
       -----
ARTICLE V INVESTMENT REPRESENTATIONS...................................................   18
  5.1  Representations and Warranties..................................................   18
       ------------------------------
  5.2  Permitted Transfers; Legends....................................................   19
       ----------------------------
ARTICLE VI   CONDITIONS OF PURCHASERS' OBLIGATIONS.....................................   20
  6.1  Effect of Conditions............................................................   20
       --------------------
  6.2  Representations and Warranties..................................................   20
       ------------------------------
  6.3  Performance.....................................................................   20
       -----------
  6.4  No Material Adverse Change......................................................   20
       --------------------------
  6.5  Opinion of Counsel..............................................................   20
       ------------------
  6.6  Completion of Due Diligence.....................................................   20
       ---------------------------
  6.7  Completion of Audit.............................................................   20
       -------------------
  6.8  Cash............................................................................   20
       ----
  6.9  Articles of Association.........................................................   21
       -----------------------
  6.10 Consents and Waivers............................................................   21
       --------------------
  6.11 Certificates and Notices........................................................   22
       ------------------------
  6.12 Registration Rights Agreement...................................................   23
       -----------------------------
  6.13 Shareholders' Agreement.........................................................   23
       -----------------------
  6.13 Non-Competition, Non Solicitation and Non Disclosure Agreements.................   23
       ---------------------------------------------------------------
  6.15 Redemption Agreement............................................................   23
       --------------------
  6.16 Consent of ADC Teledata Holdings................................................   23
       --------------------------------
ARTICLE VII  CONDITIONS OF THE COMPANY'S OBLIGATIONS...................................   23
  7.1  Effect of Conditions............................................................   23
       --------------------
  7.2  Representations and Warranties..................................................   23
       ------------------------------
  7.3  Shareholders' Agreement.........................................................   23
       -----------------------
  7.4  Registration Rights Agreement...................................................   23
       -----------------------------

  7.5  Performance...........................................................   23
       -----------
  7.6  Consents and Waivers..................................................   24
       --------------------
  7.7  Redemption Agreement..................................................   24
       --------------------
ARTICLE VIII CERTAIN DEFINITIONS.............................................   24
ARTICLE IX INDEMINIFICATION..................................................   26
  9.1  Survival of Representations and Warranties............................   26
       ------------------------------------------
  9.2  Indemnification of Purchasers.........................................   26
       -----------------------------
  9.3  Indemnification of the Company........................................   26
       ------------------------------
  9.4  Indemnification Procedures............................................   27
       --------------------------
  9.5  Limitations...........................................................   28
       -----------
 ARTICLE X - MISCELLANEOUS...................................................   28
 10.1  Parties in Interest...................................................   28
       -------------------
 10.2  Amendments and Waivers................................................   28
       ----------------------
 10.3  Notices...............................................................   28
       -------
 10.4  Expenses..............................................................   29
       --------
 10.5  Counterparts..........................................................   29
       ------------
 10.6  Effect of Headings....................................................   30
       ------------------
 10.7  Governing Law.........................................................   30
       -------------

                           SHARE PURCHASE AGREEMENT
                           ------------------------

     This Share Purchase Agreement (the "Agreement") is made and entered into as of this 30th day of March, 2000, by and among MIND C.T.I. LTD., an Israeli Company # 51-213448-7, with offices at the Industrial Park, Yokne'am Elit, 20692, Israel (the "Company"), LIOR SALANSKY of Yafe St., Jerusalem, Israel ("Salansky"), MONICA EISINGER of Mitzpe Ho'shaya, Israel ("Eisinger" and together with Salanksy, the "Principal Shareholders"), ADC TELEDATA COMMUNICATIONS LTD., with offices at 10 Ha'shSadnaot St., Hertzelia, 46120, Israel ("ADC"), and the entities listed in Exhibit A attached hereto (the
                                           ---------
"Purchasers").

     IN CONSIDERATION of the premises and the representations, warranties, covenants and conditions set forth hereinafter, and intending to be legally bound, the parties hereby agree as follows:

                                   ARTICLE I

1.   PURCHASE AND SALE OF SHARES
     ---------------------------

     1.1  Purchase and Sale of Shares.
          ----------------------------

     (a)  At the Closing (as such term and other terms are defined in Article
XI), the Company will sell to the Purchasers 111,111 Series A Convertible Preferred Shares, par value NIS 0.01 per share of the Company (the "Series A Preferred Shares"), at a price of $108 per Series A Preferred Shares for a total purchase price for the Series A Preferred Shares of $11,999,988. The Series A Preferred Shares shall have the rights, terms, preferences and privileges set forth in the Company's Amended Articles of Association in the form attached as Exhibit B, to be adopted effective as of the Closing. The Series A Preferred
---------
Shares to be sold to the Purchasers by the Company hereunder shall be referred herein to as the "Company Shares."

     (b) At the Closing, Salansky will sell to the Purchasers 27,778 Series B Convertible Preferred Shares, par value NIS 0.01 per share (the "Series B Preferred Shares"), at a price of $108 per share, for a total purchase price for the Series B Preferred Shares to be sold by Salansky of $3,000,024. The Series B Preferred Shares to be sold to the Purchasers by Salansky shall be referred to herein as the "Salansky Shares" and together with the Company Shares, as the "Purchased Shares."

     1.2  The Conversion Shares.  The Company has authorized and reserved and
          ---------------------
hereby covenants that it will continue to reserve, free of any preemptive rights or encumbrances, a sufficient number of its authorized but previously unissued Voting Ordinary Shares, NIS 0.01 par value per share (the "Voting Ordinary Shares") and Non-Voting Ordinary Shares, NIS 0.01 par value per share (the "Non-Voting Ordinary Shares", and together with the Voting Ordinary Shares, the "Ordinary Shares"), to satisfy the rights of conversion of the holders of the Purchased Shares. The Ordinary Shares issued or issuable upon conversion of the Purchased Shares are referred to herein as the "Conversion Shares."
                                                -----------------

     1.3  Use of Proceeds.  The proceeds from the sale of the Company Shares at
          ---------------
the Closing shall be used for working capital purposes, including, without limitation, funding the growth of the Company, and to pay any fees, costs and expenses incurred by the Company in connection with the transactions contemplated by this Agreement. The parties acknowledge that a fee (the "Fee") of $1,000,000 is due and payable to Lehman Brothers in connection with the sale of the Purchased Shares to the Purchasers and the proposed sale (the "Proposed Sale") of Ordinary Shares held by Salansky for a purchase price up to $2,000,000. Each of the Company and Salansky shall be responsible for the payment of their "pro-rata" amount of the Fee. The "pro-rata" amount of the Fee for each of the Company and Salansky shall equal the amount of the Fee multiplied by a fraction, the numerator of which shall be the purchase price received by either Company or Salansky in connection with the sale of the Purchased Shares or with the Proposed Sale and the denominator of which shall equal the total purchase price received by the Company and Salansky in connection with the sale of the Purchased Sale or any Proposed Sale.

     1.4  Closing.  Subject to the satisfaction or waiver of the conditions set
          -------
forth in Articles VI and VII hereof, the purchase of the Purchased Shares shall be made at a closing (the "Closing") to be held at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Boston, Massachusetts or by facsimile without requiring the physical presence of the parties, at 10:00 A.M. on March 30, 2000, or, if later, a date specified by the Purchasers (the "Closing Date"). Payment at the Closing for the Purchased Shares shall be by wire transfer payable in immediately available funds. Each Purchaser shall pay that amount for the Purchased Shares being acquired by it at the Closing to the Company and Salansky as described on Schedule 1.4 hereof. At
                                                        ------------
the Closing, the Company will deliver to the Purchasers, one or more certificates representing the Company Shares purchased by each Purchaser, issued in such names as may be requested by each Purchaser, and Salansky shall deliver to the Purchasers, one or more certificates representing the Salansky Shares, together with a share transfer deed executed in blank, such that the Purchasers may present such certificates to the Company for issuance of the shares represented by such certificates in the names of the Purchasers as may be requested by the Purchasers.

     1.5  Options.  Prior to the Closing, the Company shall increase the option
          -------
pool under the current option plan (the "Plan") adopted by the Company such that there shall be reserved for issuance pursuant to the Plan a total of 55,400 shares of Ordinary Shares (the "Options") which include options granted prior to the date hereof and options to be granted to future members of senior management. The Options to be granted after the date hereof shall have an initial exercise price of not less than the greater of (i) fair market value or
(ii) the price per Share paid by the Purchasers hereunder, and shall be issued to such Persons (other than the Principal Shareholders), and upon such terms, including vesting, as shall be determined from time to time by the Board of Directors.

     1.6  Ordinary Course of Business. Between the date of execution and
          ---------------------------
delivery of this Agreement and the Closing Date (i) the Company shall, and the Principal Shareholders shall cause the Company to, conduct its business and operations only in the ordinary course of business consistent with past practice, (ii) the Company shall not, and the Principal Shareholders shall cause the Company not to do, or to become obligated to do, any of the following, directly or indirectly: (a) purchase or redeem any shares of its capital shares or other securities; (b) pay compensation to either of the Principal Shareholders in excess of the amounts currently payable to them; or (c) enter into, continue or maintain any transaction with the Principal Shareholders, any of their family members, or any entity affiliated with either of them, other than transactions on terms which are no less favorable to the Company than are otherwise available on arm's-length terms, and (iii) the Company shall, and the Principal Shareholders shall cause the Company to, conduct its [business] consistent with past practice, which shall include, without limitation, conducting the business in such a manner that does not delay the payments of payables, defer expenditures, or accelerate receivables; provided, however that the Purchasers hereby acknowledge that the Company shall, prior to the Closing, distribute cash dividends of no more than $3,000,000 in the aggregate to its shareholders provided that the Company shall retain at least $1,000,000 in Cash or Cash Equivalents following such distributions.

     1.7  Conversion of Salansky Shares.  Prior to the Closing, the Company
          -----------------------------
shall convert 27,778 shares of the Ordinary Shares held by Salansky into 27,778 Series B Preferred Shares for sale to the Purchasers.

     1.8  Support of Public Offering.  The Investors, the Principal Shareholders
          --------------------------
and ADC acknowledge that it is their intent to cause the Company to pursue as soon as practicable an offering of equity securities under a registration statement filed under the Securities Act of 1933, as amended (the "Act"). Each of the Investors, the Principal Shareholders and ADC agrees that it will take such action and execute such documents, including without limitation, director and officer questionnaires and hold back agreements, as the Company may reasonably request and as are consistent with the terms of this Agreement and the exhibits hereto in order to cause such registration to become effective as soon as practicable.

                                  ARTICLE II

 REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL SHAREHOLDERS

     In order to induce the Purchasers to purchase the Purchased Shares, the Company and the Principal Shareholders, acting jointly and severally, make the following representations and warranties which shall be true, correct and complete in all respects on the date hereof and shall be true, correct and complete in all material respects as of the Closing; except for those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time. The representations and warranties made by the Principal Shareholders shall be made as to their knowledge, except with respect to the representations and warranties set forth in Sections 2.1, 2.2, 2.3, 2.4 and 2.13 hereof.

     2.1  Organization and Corporate Power.  Both the Company and Mind CTI Inc.,
          --------------------------------
a wholly owned subsidiary of the Company (the "Mind Subsidiary"), are corporations duly organized, validly existing and in good standing (in respect of the Mind Subsidiary) under the laws of their respective jurisdictions of incorporation and have all requisite corporate power and authority to own their properties and to carry on their business as presently conducted. Except as set forth on Schedule 2.1 attached hereto, each of the Company and the Mind
         ------------
Subsidiary is qualified as a foreign corporation in good standing (in respect of the Mind Subsidiary) in each jurisdiction in which it owns or leases real property or maintains employees.

     2.2  Authorization.  (a)  The Company has all necessary corporate power and
          -------------
has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement and the Related Agreements, and any other agreements or instruments executed by the Company in connection herewith or therewith and the consummation of the transactions contemplated herein or therein, and for the due authorization, issuance and delivery of the Company Shares and the conversion of the shares held by Salansky as contemplated in Section 1.7 hereof. The issuance of the Company Shares does not require any further corporate action and is not and will not be subject to any veto right, preemptive right, right of first refusal or the like. This Agreement, the Related Agreements (as defined in Section 8 below) and the other agreements and instruments executed by the Company in connection herewith or therewith will each be a valid and binding obligation of the Company enforceable in accordance with its respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity.

          (b) Each Principal Shareholder has full legal capacity and unrestricted power to execute and deliver this Agreement and the Related Agreements to which he is a party, and any other agreements or instruments executed by him in connection herewith or therewith and to consummate the transactions contemplated herein or therein. The sale of the Salansky Shares does not require any further action by Salansky or the Company and is not and will not be subject to any preemptive right, right of first refusal or the like. This Agreement, the Related Agreements and the other agreements and instruments executed by the Principal Shareholders in connection herewith or therewith, each will be a valid and binding obligation of each Principal Shareholder enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity.

     2.3  Government Approvals.  Except as set forth on Schedule 2.3 attached
          --------------------                          ------------
hereto, no consent, approval, license or authorization of, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of the Company or the Principal Shareholders in connection with the execution, delivery and performance by the Company or the Principal Shareholders of this Agreement, any of the Related Agreements and any other agreements or instruments executed by the Company or the Principal Shareholders in connection herewith or therewith, or in connection with the issuance of the Purchased Shares, except for (i) those which have already been made or granted, and (ii) the filing of registration and transference statements with the Israeli Registrar of Companies (the "Registrar") and any applicable state securities commission in the United States as specifically provided for in the Registration Rights Agreement.

     2.4  Authorized and Outstanding Shares.  The authorized capital shares of
          ---------------------------------
the Company consists of (i) 2,700,000 Ordinary Shares of which 744,600 shares are validly issued and outstanding and held of record and owned beneficially by the Persons set forth on Schedule 2.4(a) (the "Capitalization Table") attached
                         ---------------
hereto and (ii) 100 Management Shares, of which 30 are validly issued and outstanding and held of record and owned beneficially by the Persons further set forth in the Capitalization Table, all free and clear of all liens, security interests, restrictions on transfer, and other encumbrances. Immediately after the Closing, the authorized capital shares of the Company will consist of (a) 2,571,111 Ordinary Shares, 716,822 of which will be issued and outstanding and held of record by the Persons set forth under the applicable column of the Capitalization Table; (b) 111,111 Series A Preferred Shares with the rights, terms and privileges set forth in the Amended Articles and of which 111,111 shares will be issued and outstanding and held of record by the Purchasers as set forth under the applicable column of the Capitalization Table; and 27,778 Series B Preferred Shares, with the rights, terms and privileges set forth in the Amended Articles, and of which 27,778 shares will be issued and outstanding and held of record by the Purchasers set forth under the applicable column of the Capitalization Table. All issued and outstanding shares are, and when issued in accordance with the terms hereof, all Purchased Shares will be, duly and validly authorized, validly issued and fully paid and non-assessable and free from any restrictions on transfer, except for those imposed under the Amended Articles or pursuant to any Related Agreement. Except as set forth on
Schedule 2.4(b), there are no outstanding warrants, options, commitments,
---------------
preemptive rights, rights to acquire or purchase, conversion rights or any other rights relating to the shares or other securities of the Company.

     2.5  Subsidiaries.  Except for the Mind Subsidiary and except as set forth
          ------------
on Schedule 2.5 attached hereto, the Company does not have any Subsidiaries or
   ------------
other equity investment in any other Person.

     2.6  Financial Information.  The Company has previously delivered to the
          ---------------------
Purchasers the audited consolidated financial statements of the Company and the Mind Subsidiary for the year ended December 31, 1999 (collectively the "Audited Financial Statements") and the unaudited consolidated financial statements as of February 29, 2000, and the two (2) months then ended (the "Unaudited Financial Statements" together with the Audited Financial Statements the "Financial
Statements").   The Financial Statements  are in accordance with the books and records of the Company and present fairly in accordance with generally accepted accounting principles as applied in the United States ("US GAAP") and generally accepted accounting principles applied in Israel ("Israeli GAAP"), applied on a basis consistent with prior periods the financial condition and results of operations of the Company as of the dates and for the periods shown; provided, however, that the Unaudited Financial
                       --------  -------
Statements do not have footnotes required by generally accepted accounting principles, and are subject to normal and customary year end adjustments, none of which will be material. The Company has no liability or obligation, contingent or otherwise, which is required to be reserved against or reflected and is not adequately reserved against or reflected in the Financial Statements, except for liabilities and obligations incurred in the ordinary course of business since February 29, 2000. Except as set forth on Schedule 2.6, since
                                                         ------------
February 29, 2000, there has been no change in the business, assets, prospects, liabilities, condition (financial or otherwise) or operations of the Company or the Mind Subsidiary, except for changes which, individually or in the aggregate, would not have a Material Adverse Effect, whether or not insured against.

     2.7  Events Subsequent to the Date of the Financial Statements.  Except as
          ---------------------------------------------------------
set forth on Schedule 2.7, since February 29, 2000, the Company has not, except
             ------------
in the ordinary course of business, (i) issued any shares, share options, warrants or other securities convertible into or exchangeable for capital shares, or any bond or other corporate security, (ii) borrowed any money or mortgaged, pledged or subjected to any lien any of its assets, tangible or intangible, (iii) sold, assigned or transferred any of its tangible assets, or cancelled any debt or claim, or (iv) suffered any loss of property or waived any right of substantial value. Except as set forth on Schedule 2.7, since February
                                                   ------------
29, 2000, the Company has not declared or made any payment or distribution to stockholders in any capacity or purchased or redeemed any of its capital shares or other securities.

     2.8  Litigation.  Except as otherwise set forth on Schedule 2.8, there is
          ----------                                    ------------
no litigation, arbitration or governmental proceeding or investigation pending or, to the knowledge of the Company threatened, against the Company or the Mind Subsidiary or affecting any of its properties or assets, or against any officer, key employee or shareholder of the Company or the Mind Subsidiary in his capacity as such, and, to the knowledge of the Company, no event has occurred nor does there exist any condition on the basis of which any litigation, proceeding or investigation is reasonably likely to be instituted with any substantial likelihood of recovery where such recovery would have a Material Adverse Effect. Neither the Company nor any officer, key employee or shareholder of the Company or the Mind Subsidiary in his capacity as such is, to the knowledge of the Company, in material default with respect to any order, writ, injunction, decree, ruling or decision of any court, commission, board or other government agency.

     2.9  Compliance with Laws.  Neither (i) the execution, delivery or
          --------------------
performance of this Agreement and the Related Agreements nor (ii) the consummation of the transactions contemplated hereby and thereby, nor (iii) the offer, issuance, sale or delivery of the Purchased Shares, will, with or without the giving of notice or passage of time, or both, (a) violate, or result in any breach of, or constitute a default under, or result in the imposition of any encumbrance upon any asset of the Company pursuant to any provision of the Company's Memorandum of Association or Articles of Association, or any statute, rule or regulation, contract, lease, judgment, decree or other document or instrument by which the Company is bound or to which it or any of its properties are subject, or (b) cause the Company to lose the benefit of any right or privilege it presently enjoys, or (c) cause any Person who is expected to normally do business with the Company to discontinue to do so on the same basis, except in each case for violations, breaches, defaults, encumbrances or losses which would not have a Material Adverse Effect. The Company has at all times carried on its business and affairs in all material respects in accordance with its Memorandum and Articles of Association and all laws, regulations and by-laws applying thereto. The Company has at all times duly filed with the Registrar of Companies and all other governmental agencies all reports and notices as required under law.

     2.10  Taxes. The Company and the Mind Subsidiary have each filed all tax
           -----
returns, reports and forms (including statements of estimated taxes owed) required to be filed within the applicable periods for such filings and have paid all taxes required to be paid, and have established adequate reserves (net of estimated tax payments already made) for the payment of all taxes payable in respect to the period subsequent to the last periods covered by such returns. All such tax returns, reports and forms are true, correct and complete. The Company and the Mind Subsidiary have each properly classified for tax purposes all employees, consultants and independent contractors, and have made all filings and has withheld and paid all taxes, required to have been filed, withheld or paid in connection with services provided by such persons. Adequate amounts have been withheld by the Company and the Mind Subsidiary from their employees for all periods in compliance with the tax, social security and unemployment withholding provisions of all federal (as applicable to the Mind Subsidiary), state, local and foreign laws. No deficiencies for any tax are currently assessed against the Company or the Mind Subsidiary, and no tax returns of the Company or the Mind Subsidiary have ever been audited, and, to the knowledge of the Company, there is no such audit pending and neither the Company nor the Mind Subsidiary have received any notice from any taxing authority that it is contemplating such an audit. There is no tax lien, whether imposed by any federal (as applicable to the Mind Subsidiary), state, local or foreign taxing authority, outstanding against the assets, properties or business of the Company or the Mind Subsidiary, other than any lien for taxes not yet due and payable. For the purposes of this Agreement, the term "tax" shall include all federal, state, local and foreign taxes, including income, franchise, property, sales, use, gross receipts, excise, withholding, payroll and employment taxes or other similar assessments of any kind whatsoever, including all interest, penalties and additions imposed with respect to such amounts. The Company has obtained the status of "Approved Enterprise Tax" from the Investment Center of the Ministry of Trade and Industry and such accommodation is in full force and effect as of the date hereof. To the knowledge of the Company, such "Approved Enterprise Tax" shall continue to be made available to the Company upon the consummation of the transactions contemplated herein or in the Related Agreements.

     2.11  Real Property; Environmental Matters.
           ------------------------------------

           (a)  Schedule 2.11 sets forth the addresses and uses of all real
                -------------
property that the Company or the Mind Subsidiary owns or leases or sublease and any lien or encumbrance for which the Company or the Mind Subsidiary is liable and which the Company or the Mind Subsidiary has secured with any such owned real property or leasehold interest, specifying in the case of each such lease or sublease, the name of the lessor or sublessor, as the case may be, the lease term and the obligations of the lessee thereunder (or in lieu thereof, attaching a copy of such lease or sublease). There are no defaults by the Company or by the Mind Subsidiary, or to the knowledge of the Company, by any other party thereto, which might curtail in any material respect the present use by the Company or the Mind Subsidiary of the property listed on Schedule 2.11. The performance by the Company of this
                       -------------
Agreement and the Related Agreements will not result in the termination of, or in any increase of any amounts payable under, any lease listed on Schedule 2.11.
                                                                  -------------

          (b) Neither the Company nor the Mind Subsidiary is in material violation of any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to zoning, environmental, city planning or similar matters) relating to any real property or part thereof, as the case may be, owned, leased or subleased by the Company.

          (c) All real property, owned or leased by the Company complies, in all material respects, with all applicable laws, rules, regulations, order, ordinances, judgments and decrees of any governmental authorities with respect to all environmental statutes, rules and regulations. The Company has not received notice of, nor does the Company have knowledge of, any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company which may cause noncompliance with, or which may give rise to any liability for any claim, action, suit, proceeding, hearing, or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment or transport, or the emission, discharge, release or threatened release into the environment, of any Substance (as defined herein). As used in this Section 2.11, the term "Substance" or "Substances" shall mean any pollutant, hazardous substance, hazardous material, hazardous waste or toxic waste, as defined in any presently enacted state or municipal statute or by-law or any regulation that has been promulgated pursuant thereto.

          (d) No event has occurred and no condition exists or operating practice is being employed, which event, condition or practice is or was caused by or is under the control of the Company, or to the knowledge of the Company, was caused by any third party including a prior owner, that could give rise to liability on the part of the Company, either at the present time or in the future, for any losses, liabilities, damages (whether consequential or otherwise), settlements, penalties, interest, expenses and costs of responses, including any such liability on account of the right of any governmental or private entity or person, and including closure expenses, costs of assessment, containment, removal, or response (other than monitoring or transportation or disposal of materials required to be transported or disposed of in the ordinary course of business consistent with past practice) arising under any rule or state or municipal statute or by-law, or any regulation that has been promulgated pursuant thereto, as a result of or in connection with, or alleged to be as a result of or in connection with, the following:

               (i) the handling, storage, use, transportation or disposal by the Company of any Substances in or near or from the real property owned or leased by the Company;

               (ii) the handling, storage, use, transportation or disposal of any Substances by the Company which Substances were a product, by-product or otherwise resulted from the operations conducted by or on behalf of the Company;

               (iii) any intentional or unintentional emission, discharge or release of any Substances by or on behalf of the Company in or near or from any real property owned or leased by the Company into or upon the air, surface water, ground water or land or any disposal, handling, manufacturing, processing, distribution, use, treatment, or transport of such Substances in or near or from facilities by or on behalf of the Company; or

               (iv) the presence of any friable asbestos-containing materials on any real property owned or leased by the Company, including, but not limited to, the inclusion of such materials in the interior walls, floors, ceilings, tile or insulation of the real property owned or leased by the Company; provided that the parties acknowledge that no testing has been done at any of the Company's real properties relating to asbestos.

          (e) The Company has all registrations, permits, licenses, and approvals issued by or on behalf of any municipal or governmental body or agency if any ("Environmental Permits") that are required in connection with the operation by the Company of its business, the discharge or emission of Substances by the Company from real property owned or leased by the Company or the generation, treatment, storage, transportation, or disposal of any such Substances by the Company.

     2.12 Personal Property. Except as set forth on Schedule 2.12 and except
          -----------------                         -------------
for property sold or otherwise disposed of in the ordinary course of business since February 29, 2000, the Company owns free and clear of any liens or encumbrances, all of the personal property reflected as owned by the Company in the Last Balance Sheet, and all other material items of personal property acquired by the Company through the date hereof. All material items of such personal property are in normal operating condition, wear and tear excepted.

     2.13 Patents, Trademarks, etc. Set forth on Schedule 2.13 is a list and
          -------------------------              -------------
brief description of all material patents, patent rights, patent applications, trademarks, trademark applications, service marks, service mark applications trade names and copyrights and all applications for such that are in the process of being prepared, owned by or registered in the name of the Company, or of which the Company is a licensor or licensee or in which the Company has any right, and in each case a brief description of the nature of such right. The Company owns or possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, manufacturing processes, formulae, trade secrets, source code, object code and know-how (collectively, "Intellectual Property") necessary to the conduct of its business as conducted and as proposed to be conducted, and no claim is pending or, to the knowledge of the Company and the Principal Shareholders, threatened to the effect that the operations of the Company infringe upon or conflict with the asserted rights of any other person under any Intellectual Property, and there is no known basis for any such claim (whether or not pending or threatened). Except as set forth on Schedule 2.13, no claim is pending or, to the knowledge of the Company and
   -------------
the Principal Shareholders, threatened to the effect that any such Intellectual Property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company, and there is no known basis for any such claim (whether or not pending or threatened).

     2.14  Agreements of Directors, Officers and Employees. To the knowledge of
           -----------------------------------------------
the Company, no director, officer or employee of, or consultant to the Company is in violation of any terms of any employment contract, non-competition agreement, non-disclosure agreement, patent disclosure or assignment agreement or other contract or agreement containing restrictive covenants relating to the right of any such director, officer, employee or consultant to be employed or engaged by the Company because of the nature of the business conducted or proposed to be conducted by the Company, or relating to the use of trade secrets or proprietary information of others.

     2.15  Governmental Approvals. The Company has all the material permits,
           ----------------------
licenses, orders, franchises and other rights and privileges of all federal, state, local or foreign governmental or regulatory bodies necessary for the conduct of its business as presently conducted. All such permits, licenses, orders, franchises and other rights and privileges are in full force and effect and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened. None of such permits, licenses, orders, franchises or other rights and privileges will be affected by the consummation of the transactions contemplated in this Agreement and the Related Agreements.

     2.16  Contracts and Commitments. Except as set forth on Schedule 2.16
           -------------------------                         -------------
attached hereto, the Company has no contract, obligation or commitment which is material or which involves a potential material commitment, or any shares redemption or share purchase agreement, share option plan, shareholders' agreement, financing agreement, license or real property lease. For purposes of this Section 2.16, a contract, obligation or commitment shall be deemed material if it requires future expenditures by the Company in excess of $100,000 or requires payment to the Company in excess of $100,000 or is not cancelable by the Company without penalty within 30 days.

     2.17  Registration Rights. Except as set forth on Schedule 2.17 attached
           -------------------                         -------------
hereto, the Company has not granted any rights relating to registration of its capital shares other than those contained in the Registration Rights Agreement.

     2.18  Insurance Coverage. Schedule 2.18 hereto contains an accurate list
           ------------------  -------------
of the insurance policies currently maintained by the Company and the Mind Subsidiary. Except as described on Schedule 2.18, there are currently no claims
                                    -------------
pending against the Company or the Mind Subsidiary under any insurance policies currently in effect and covering the property, business or employees of the Company, and all premiums due and payable with respect to the policies maintained by the Company have been paid to date. All such policies are in full force and effect and provide insurance, including without limitation, liability insurance, in such amounts and against such risks as is customary for companies engaged in similar businesses to the Company to protect employees, properties, assets, businesses and operations of the Company.

     2.19  Employee Matters. Except as set forth on Schedule 2.19, the Company
           ----------------                         -------------
does not have in effect any consulting agreements or labor or collective bargaining agreements, written or oral. The Company has no knowledge that any of the officers or other key employees of the Company presently intends to terminate his employment. The Company is in compliance in all material respects with all applicable laws and regulations relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours.
Schedule 2.19 lists and identifies each employee's salary options (broken down
-------------
to the aggregate number of options granted, the number of options already vested and the remaining options' vesting schedule and the number of vested options already exercised and converted into shares), bonuses, deferred compensation, accrued severance pay, incentive compensation, accrued vacation pay, sick pay, disability plan, policy, or arrangement, entitlement to automobile and mobile phone, entitlement to repayment of expenses, each material fringe benefit plan, policy, arrangement, or practice; and each employment, separation, termination, stay-with-bonus, change-of-control, retention, or similar contract, agreement, policy, or understanding, which is maintained or contributed to by the Company or any insurance company, fund or scheme on behalf of, or with respect to, any current or former employee, officer, director, or dependent thereof, to which the Company is a party, or for which the Company has any liability or contingent liability. All contributions required with respect to any policy, fund or scheme for all periods ending prior to the Closing (including periods from the first day of the current plan year to the Closing) will be completely and timely made prior to the Closing by the Company. The consummation of the transactions contemplated hereby will not entitle any employee of the Company to receive any bonus, severance or other payment. The Company has set aside funds or has otherwise made adequate reserves for all amounts owed to employees with respect to any severance obligations of the Company as a matter of law and with respect to all other benefits paid to its employees.

     2.20  No Brokers or Finders. Except as set forth on Schedule 2.20, no
           ---------------------                         -------------
person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company.

     2.21  Transactions with Affiliates. Except as set forth on Schedule 2.21,
           ----------------------------                         -------------
there are no loans, leases or other continuing transactions between the Company on the one hand, and any officer or director of the Company or any person owning five percent (5%) or more of the issued and outstanding shares capital of the Company or any respective family member or affiliate of such officer, director or shareholder on the other hand.

     2.22  Assumptions, Guarantees, etc. of Indebtedness of Other Persons.
           --------------------------------------------------------------
Except as set forth on Schedule 2.22, the Company has not assumed, guaranteed,
                       -------------
endorsed or otherwise become directly or contingently liable on or for any indebtedness for borrowed money of any other Person, except guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

     2.23  Disclosures. To the knowledge of the Company, the representations
           -----------
and warranties contained in this Agreement, together with the Schedules to this Agreement, taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE III

                     AFFIRMATIVE COVENANTS OF THE COMPANY
                      ------------------------------------

     Without limiting any other covenants and provisions hereof, the Company covenants and agrees that, unless waived by Purchasers holding a majority of the Purchased Shares on behalf of all Purchasers and Salansky, if applicable, and with respect to Sections 3.1 and 3.5, by ADC, it will observe the following covenants on and after the Closing Date and until the consummation of first Qualified Initial Public Offering; provided, however, that the provisions of this Article III shall no longer exist for the benefit of the Purchasers at such time as they shall no longer own, or have the right to acquire 20% of that number of Conversion Shares which they own, or have the right to acquire, or the date hereof.

     3.1   Accounts and Reports. The Company will, and will cause each of its
           --------------------
Subsidiaries to, maintain a system of accounts in accordance with US GAAP and Israeli GAAP consistently applied and the Company will, and will cause each of its Subsidiaries to, keep full and complete financial records. The Company will furnish to each Purchaser, Salansky and ADC, the information set forth in this
Section 3.1.

           (a) Within ninety (90) days after the end of each fiscal year, a copy of the consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such year, together with consolidated and consolidating statements of income, shareholders' equity and cash flow of the Company and its Subsidiaries for such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all in reasonable detail and accompanied by the unqualified report of one of the five largest public accountant firms (measured by total revenues) or a firm which is an affiliate of one of the five largest accountant firms (including, Kessleman & Kesselman), which firm shall be selected by the Board of Directors of the Company.

          (b) Within thirty (30) days after each month, a preliminary consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such month and preliminary consolidated and consolidating statements of income, shareholders' equity and cash flow for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail.

          (c) At the time of delivery of each quarterly and annual statement, a certificate, executed by either the president, chief executive officer or chief financial officer of the Company in his or capacity as an officer of the Company stating that such officer has caused the provisions of Articles III and IV of this Agreement to be reviewed and has no knowledge of any default by the Company or any Subsidiary in the performance or observance of any of the provisions thereof or, if such officer has such knowledge, specifying such default.

          (d) Not later than thirty (30) days prior to the end of each fiscal year, a copy of the operating plan and budget for the next fiscal year required under Section 3.8.

          (e) Promptly upon receipt thereof, any written report, so called "management letter", and any other reports submitted to the Company or any Subsidiary by its independent public accountants relating to the business, prospects or financial condition of the Company and its Subsidiaries;

          (f) Promptly after the commencement thereof, notice of (i) all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Company (or any Subsidiary) which, if successful, would have a Material Adverse Effect; and (ii) all material defaults by the Company or any Subsidiary (whether or not declared) under any agreement for money borrowed (unless waived or cured within applicable grace periods);

          (g) Promptly upon sending, making available, or filing the same, all reports and financial statements as the Company or any Subsidiary shall send or make available generally to the shareholders of the Company as such or to the Commission; and

          (h) Such other information with regard to the business, properties or the condition or operations, financial or otherwise, of the Company or its Subsidiaries as the Purchasers may from time to time reasonably request.

     3.2  Payment of Taxes. The Company shall pay and discharge (and cause any
          ----------------
Subsidiary to pay and discharge) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim which (i) has not been asserted or is not owed, or (ii) is being contested in good faith and by proper proceedings if the Company or such Subsidiary shall have set aside on its books adequate reserves in the opinion of management and the Company's independent accountants with respect thereto.

     3.3  Maintenance of Key Man Insurance. The Company will use its best
          --------------------------------
efforts to obtain within sixty (60) days after the Closing, at its expense, a life insurance policy in the face amount of $1,000,000 with a responsible and reputable insurance company payable to the Company on the life of Monica Eisinger. The Company will use its best efforts to maintain such policies and will not cause or permit any assignment of the proceeds of such policies and will not borrow against such policies. The Company will add one designee of the Purchasers as a notice party to such policies, and will request that the issuer of each policy provide such designee with ten (10) days' notice before such policy is terminated (for failure to pay premium or otherwise) or assigned, or before any change is made in the designation of the beneficiary thereof. Monica Eisinger hereby represents and warrants that she has not in the past been denied insurance on usual and customary rates available for an insured without a pre-existing condition, and that she has no knowledge of any fact or circumstance which would prevent the Company from obtaining life insurance on her life at such usual and customary rates.

     3.4  Compliance with Laws, etc. The Company will comply (and cause each of
          --------------------------
its Subsidiaries to comply) with all applicable laws, rules, regulations and orders of any governmental authority, the noncompliance with which would have a Material Adverse Effect on the business, condition or results of operations of the Company and its Subsidiaries, taken as a whole.

     3.5  Inspection. At any reasonable time during normal business hours and
          ----------
from time to time, but not more frequently than once per calendar quarter, respectively, for all Purchasers and transferees of Purchasers as a group and for Salansky and ADC, the Company (and each of its Subsidiaries) will permit
(i) any one or more of the Purchasers, Salanksy and ADC so long as he or it shall own any securities and (ii) any of the agents or representatives of the foregoing Persons, to examine and make copies of and extracts from the records and books of account of and visit the properties of the Company (and any of its Subsidiaries) and to discuss the Company's affairs, finances and accounts with any of its officers or directors; provided that any Person or Persons exercising rights under this Section 3.5 shall (i) use all reasonable efforts to ensure that any such examination or visit results in a minimum of disruption to the operations of the Company and (ii) shall agree in writing to keep any proprietary information of the Company disclosed to him in the course of such inspection confidential in a manner consistent with prudent business practices and treatment of such Person's or Persons' own confidential information and not use such proprietary information for any purpose in competition with the Company's business. The rights granted under this Section 3.5 shall be in addition to any rights which any Purchaser may have under applicable law.

     3.6  Corporate Existence; Ownership of Subsidiaries. The Company will, and
          ----------------------------------------------
will cause its Subsidiaries to, at all times preserve and keep in full force and effect their corporate existence, and rights and franchises material to the business of the Company and its Subsidiaries, taken as a whole, and will qualify, and will cause each of its Subsidiaries to qualify, to do business as a foreign corporation in any jurisdiction where the failure to do so would have a Material Adverse Effect. The Company shall at all times own of record and beneficially, free and clear of all liens, charges, restrictions, claims and encumbrances of any nature, all of the issued and outstanding capital stock of each of its Subsidiaries.

     3.7  Intentionally Omitted.

     3.8  Board Approval. Not later than thirty (30) days prior to the end of
          --------------
each fiscal year, the Company will prepare and submit to its Board of Directors for its approval prior to such year end an operating plan and budget, cash flow projections and profit and loss projections, all itemized in reasonable detail for the immediately following year.

     3.9  Financings. The Company will promptly provide to the Board of
          ----------
Directors the details and terms of, and any brochures or investment memoranda prepared by the Company related to, any possible financing of any nature for the Company (or any of its Subsidiaries), whether initiated by the Company or any other Person.

     3.10 Meetings of the Board of Directors. The Directors shall schedule
          ----------------------------------
regular meetings not less frequently than once every fiscal quarter and at least one such meeting in every calendar year shall be held in the United States.

     3.11 Option Plan. The Company shall promptly make all requisite
          -----------
adjustments to its Employees' Option Plan in order to give effect to the grant of options of the Company to employees of the Mind Subsidiary.

                                  ARTICLE IV

                       NEGATIVE COVENANTS OF THE COMPANY
                       ---------------------------------

     Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will comply (and will cause each Subsidiary to comply) for the benefit of the Purchasers with each of the provisions of this
Article IV on and after the Closing Date and until the earlier of (i) the date on which no Purchased Shares remain outstanding; or (ii) the date of consummation of a Qualified Initial Public Offering. In each instance where this Article IV provides for action to be taken only with the approval of the Purchasers, such approval may be evidenced either (i) by the prior written consent or waiver of each of the Purchasers, or (ii) by the prior written consent or waiver of each of the members of the Company's Board of Directors designated by the Purchasers, provided in each case that the document evidencing such consent or waiver accurately describes the action to be taken and clearly references the section or sections of this Agreement affected thereby.

     4.1  Investments in Other Persons. The Company will not make or permit any
          ----------------------------
Subsidiary to make any loan or advance to any Person, or purchase, otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, the capital shares or assets of any Person without the prior approval of the Purchasers, except:
------

        (i) investments by the Company or a Subsidiary in evidences of indebtedness issued or fully guaranteed by the State of Israel and having a maturity of not more than one year from the date of acquisition;

        (ii) investments by the Company or a Subsidiary in certificates of deposit, notes, acceptances and repurchase agreements having a maturity of not more than one year from the date of acquisition issued by a bank organized in Israel having a combined capital and surplus of at least $50,000,000;

        (iii) loans or advances from the Company to any Subsidiary, a Subsidiary to the Company or from a Subsidiary to another Subsidiary;

        (iv) investments by the Company or a Subsidiary in A-rated or better commercial paper having a maturity of not more than one year from the date of acquisition; and

        (v) one or more investments or acquisitions by the Company or a Subsidiary which do not exceed or require expenditures in excess of, in the aggregate, $500,000, in any twelve-month period.

     4.2  Intentionally Omitted.

     4.3  Dealings with Affiliates. The Company will not enter into any
          ------------------------
transaction with any officer or director of the Company or any Subsidiary or holder of any class of capital shares of the Company, or any member of their respective immediate families or any corporation or other entity directly or indirectly controlling, controlled by or under common control with one or more of such officers, directors or shareholders or members of their immediate families, unless (i) the interest of such person is disclosed in advance to the Board of Directors, (ii) such transaction is on arm's-length terms which are no less favorable to the Company or any Subsidiary as those which could have been obtained from an unaffiliated third party, (iii) such transaction is approved by a disinterested majority of the Board of Directors of the Company or such Subsidiary and (iv) the Company had complied with all other requirements set forth in chapter V of the Companies Laws, 5759-1999 regarding transactions with interested parties.

     4.4  Intentionally Omitted.

     4.5  Limitation on Options. Unless approved by the Purchasers in any manner
          ---------------------
provided under this Article IV, the Company shall not grant any options, warrants or other rights to acquire Ordinary Shares, Series A Preferred Shares, Series B Preferred Shares or any other securities of the Company, except up to an aggregate of 55,400 Ordinary Shares may be issued to employees of the Company pursuant to the Plan as described in Section 1.5 hereof, which grants may be recommended by the Compensation Committee and shall be approved by the Company's Board of Directors.

     4.6  Limitation on Restrictions on Subsidiary Dividends and Other
          ------------------------------------------------------------
Distributions.  The Company shall not permit any of its Subsidiaries, directly
-------------
or indirectly, to create or suffer to exist or become effective any encumbrances or restrictions on the ability of any of its Subsidiaries to (i) pay dividends or make any other distributions on its share capital or any other interest or participation in its profit owned by any of the Company or any of its Subsidiaries, or pay any indebtedness owed by any of the Subsidiaries, (ii) make loans or advances to the Company, or (iii) transfer any of its properties or assets to the Company.

     4.7  No Conflicting Agreements. The Company agrees that neither it nor any
          -------------------------
Subsidiary will, without the consent of the Purchasers, enter into or amend any agreement, contract, commitment or understanding which would restrict or prohibit the exercise by the Purchasers of any of their rights under this Agreement or any of the Related Agreements.

     4.8  Intentionally Omitted.

     4.9  Indebtedness. Neither the Company nor any of its Subsidiaries will
          ------------
create, incur, guarantee, assume or otherwise become directly or indirectly liable for any Indebtedness (as defined in Section 8 below) from any bank, insurance company or other financial institution, unless approved by the Purchasers.

     4.10 Liens. Neither the Company nor any of its Subsidiaries will create or
          -----
suffer to exist any Lien (as defined in Section 8 below) upon any of its assets, now owned or hereafter acquired, securing any indebtedness or other obligation except Permitted Liens (as further defined in Section 8 below).

     4.11 Executive Compensation. The executive compensation to be paid to
          ----------------------
Monica Eisinger for so long as she remains the chief executive officer of the Company shall not exceed, without the approval of the Board of Directors, which approval shall include the consent of the director designated by the Purchasers,
(i) an annual base pay of $144,000 (in United States Dollars) and (ii) a bonus to be determined by the Company's Board of Directors. The employment agreement executed by Monica Eisinger shall be amended to reflect such change and all other provisions therein shall remain in full force and effect upon the consummation of the transactions contemplated herein.

                                   ARTICLE V

                          INVESTMENT REPRESENTATIONS
                          --------------------------

     5.1  Representations and Warranties.  Each Purchaser hereby represents and
          ------------------------------
warrants to the Company as follows:

          (a) Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation and has all requisite partnership or corporate power and authority and has taken all necessary partnership or corporate action required for the due authorization, execution, delivery and performance by such Purchaser of this Agreement and the Related Agreements, and any other agreements or instruments executed by such Purchaser in connection herewith or therewith and the consummation of the transactions contemplated herein or therein;

          (b) This Agreement, the Related Agreements and the other agreements and instruments executed by such Purchaser in connection herewith or therewith will each be a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms;

          (c) No consent, approval, license or authorization of, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of such Purchaser in connection with the execution, delivery and performance by such Purchaser of this Agreement, any Related Agreements and any other agreements or instruments executed by such Purchaser in connection herewith or therewith;

          (d) Such Purchaser is in compliance with all the provisions of this Agreement and its organizational and/or partnership documents, and, to such Purchaser's knowledge, in all material respects with the material provisions of each other agreement or instrument, judgment, decree, judicial order, statute and regulation by which it is bound or to which it is subject. Neither the execution, delivery or performance of this Agreement and the Related Agreements nor the consummation of the transactions contemplated hereby and thereby, will materially violate, or result in any material breach of, or constitute a default under any provision of such Purchaser's organization or partnership documents, or any statute, rule or regulation, contract, lease, judgment, decree or other document or instrument by which such Purchaser is bound;

          (e) Such Purchaser is acquiring the Purchased Shares solely for its own account as an investment or on behalf of accredited investors and not with a view to any distribution or resale thereof in violation of the Securities Act, 5728-1968;

          (f) Such Purchaser can afford to suffer the complete loss of its investment in the Company. The knowledge and experience of such Purchaser in financial and business matters is such that it is capable of evaluating the risk of the investment in the Company. Such Purchaser acknowledges that it has had access to such financial and other information, and has been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as such Purchaser has deemed necessary in connection with its decision to purchase the Purchased Shares, and that no representation or warranty, express or implied, is being made by the Company with respect to the Company or the Purchased Shares, other than those expressly set forth herein;

          (g) Such Purchaser has been advised and understands that no public market now exists for any of the securities issued by the Company and that a public market may never exist for the Purchased Shares or for the Ordinary Shares to be received upon conversion of the Purchased Shares;

          (h) Such Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Purchased Shares;

provided, however, that nothing in this Section 5.1 shall be deemed to vitiate
--------  -------
or limit the representations, warranties and covenants of the Company or the Principal Shareholders contained in this Agreement; and

          (j) No person has or will have, as a result of the transaction contemplated by this Agreement, any right, interest or claim against or upon the Purchasers or the Company or any of its Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser.

          (k) Oscar Gruss & Son Incorporated ("Oscar Gruss") represents that the Purchased Shares purchased thereby are purchased on behalf, and shall inure to the benefit of, itself and certain individuals and entities. Oscar Gruss further represents that itself and each such individual or entity is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D as presently in effect.

     5.2  Permitted Transfers; Legends.  The Company agrees that it will permit
          ----------------------------
(i) a transfer of the Purchased Shares (and the Ordinary Shares receivable upon conversion thereof) by a partnership to one or more of its partners, where no consideration is exchanged therefor by such partners, or to a retired or withdrawn partner who retires or withdraws after the date hereof in full or partial distribution of his interest in such partnership, or to the estate of any such partner or the transfer by gift will or intestate succession of any partner to his spouse or to his siblings, lineal descendants or ancestors of such partner of his spouse, or to a trust created for the benefit of one or more of the foregoing; (ii) a sale or other transfer of any of the Purchased Shares (and any Ordinary Shares receivable upon conversion thereof), if the transferee agrees in writing to be subject to the terms hereof to the same extent as if it were an original Purchaser hereunder; and (iii) transfer by Oscar Gruss to certain individuals and entities.

                                  ARTICLE VI

                    CONDITIONS OF PURCHASERS' OBLIGATIONS
                    -------------------------------------

     6.1  Effect of Conditions.  The obligations of the Purchaser to purchase
          --------------------
and pay for the Purchased Shares at the Closing shall be subject at its election to the satisfaction of each of the conditions stated in the following Sections of this Article.

     6.2  Representations and Warranties.  The representations and warranties of
          ------------------------------
the Company and the Principal Shareholders contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of that date, and the Purchasers shall have received a certificate dated as of such Closing Date and signed on behalf of the Company and the Principal Shareholders to that effect.

     6.3  Performance.  The Company and the Principal Shareholders shall have
          -----------
performed and complied in all material respects with all of the agreements, covenants and conditions contained in this Agreement and the Related Agreements required to be performed or complied with by it and them at or prior to such Closing Date, and the Purchasers shall have received a certificate dated as of such Closing Date and signed on behalf of the Company and the Principal Shareholders to that effect.

     6.4  No Material Adverse Change.  The business, properties, assets or
          --------------------------
condition (financial or otherwise) of the Company shall not have been materially adversely affected since the date of this Agreement, whether by fire, casualty, act of God or otherwise, and there shall have been no other changes in the business, properties, assets, condition (financial or otherwise), management or prospects of the Company or the Mind Subsidiary that would have a Material Adverse Effect.

     6.5  Opinion of Counsel.  The Purchasers shall have received opinions,
          ------------------
dated the Closing Date, from Herzog, Fox & Neeman, counsel to the Company, the Mind Subsidiary, and the Principal Shareholders, in the form attached as Exhibits C.
----------

     6.6  Completion of Due Diligence.  The Purchasers shall have satisfactorily
          ---------------------------
completed their due diligence review with respect to the financial condition, results of operations, business and prospects of the Company.

     6.7  Completion of Audit.  The Company shall have provided to the
          -------------------
Purchasers audited financial statements, audited by Kesselmen & Kesselmen, for the fiscal year of the Company ended December 31, 1999, which financial statements shall have corroborated the information previously furnished by the Company to the Purchasers with respect to its financial condition and results of operation during such period.

     6.8  Cash.  At the Closing the Company shall deliver to the Purchasers a
          ----
balance sheet as of the Closing Date showing not less than $1,000,000 of Cash and Cash Equivalents.

     6.9  Articles of Association.  The Articles of Association of the Company
          -----------------------
shall have been amended to provide for the authorization of the Preferred Shares and all other rights, privileges and preferences conferred upon the Purchasers in connection with the transactions contemplated herein, in the form attached as Exhibit B hereto.
---------

     6.10 Consents and Waivers.  The Company shall have obtained all consents
          --------------------
or waivers necessary to execute this Agreement and the other agreements and documents contemplated herein, to issue the Purchased Shares, and to carry out the transactions contemplated hereby and thereby. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement and the Related Agreements and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken, including, without limitation:

          (a) Waiver letters, duly executed by the Principal Shareholders, irrevocably abdicating all rights, preferences and privileges granted thereto under the agreement between the Company and the Principal Shareholders dated August 15, 1997, and further irrevocably waiving any veto rights, preemptive rights or rights of first refusal, whether granted under such agreement or under the Company's Articles of Association in connection with the issuance of the Company Shares or the transfer of the Salansky Shares (as applicable), in the form attached as Exhibit 6.10 (a) hereto.
                      ----------------

          (b) Waiver letters, duly executed by all the remaining shareholders of the Company (other than the Principal Shareholders), irrevocably waiving their right of first refusal in connection with the transfer of the Salansky Shares, in the form attached as Exhibit 6.10 (b)
                                                          ----------------
          hereto.

          (c) A letter of consent, duly executed by Mivnay Ta'asiya Ltd., approving the issuance of the Company Shares and transfer of the Salansky Shares as required under the lease agreement dated March 23, 1995;

          (d) A letter of consent, duly executed by the Investment Center of the Ministry of Industry and Commerce, approving the transactions contemplated herein.

          (e) A Resolution of the Company's general meeting, substantially in the form attached hereto as Exhibit 6.10 (e), by which:
                                      ----------------

              (i) the Amended Articles have been adopted instead of the current Articles of Association;

              (ii) this Agreement and the Related Agreements, and the transactions contemplated herein and therein respectively, if and to the extent necessary, had been approved;

              (iii)  intentionally omitted;

              (iv) 27,778 Ordinary Shares owned by Salansky had been converted from Ordinary Shares into 27,778 shares of Series B Preferred Shares;

              (v) voting the Management Shares, par value NIS 1.00 per share, have been converted into Ordinary Shares of NIS 0.01 per share;

          (f) A Resolution of the Company's Board of Directors substantially in the form attached hereto as Exhibit 6.10 (f);
                                      ----------------

                (i) approving this Agreement and the Related Agreements and the transactions contemplated herein and therein,

                (ii) Issuing and allotting the Company shares and approving the transfer of the Salansky Shares to the Purchasers.

          (i) Letter of resignation of Robert E. Switz from the Company's Board of Directors;

          (j) Employment Agreements, duly executed by key employees currently having no such written agreement with the Company, as specified in the list attached hereto as Schedule 6.10 (j) , in forms satisfactory to
                               --------------------
          the Purchasers;

          (k) A letter, in the form attached hereto as Exhibit 6.10(k), duly
                                                       ---------------
          executed by all shareholders of Mind Israel Ltd., irrevocably and unconditionally assigning to the Company all the technology and know-how and all other proprietary information relating to telephone management and analysis software and voice-over-IP billing software, developed and owned by Mind Israel Ltd.

     6.11 Certificates and Notices.   The Company or Salansky (as the case may
          ------------------------
be) shall have delivered to the Purchasers:

          (a) A duly completed notice of the increase and changes in the share capital and adoption of the Amended Articles to the Israeli Registrar of Companies, in the form attached hereto as Exhibit 6.11 (a).
                                                       ----------------

          (b) Validly executed certificates representing, and issuance statements in respect of the Company Shares issued in the name of the Purchasers.

          (c) Validly executed and stamped certificates representing, and transfer statements and transfer deeds in respect of the Salansky Shares, in the name of the Purchasers.

     6.12  Registration Rights Agreement.  The Company, the Purchasers, the
           -----------------------------
Principal Shareholders and ADC shall have entered into a registration rights agreement (the "Registration Rights Agreement") in the form of Exhibit D
                                                               ---------
attached hereto.

     6.13  Shareholders' Agreement.  The Company, the Purchasers, the Principal
           ------------------------
Shareholders and ADC shall have entered into a Shareholders' Agreement in the form of Exhibit E attached hereto.
        ---------

     6.14  Non-Competition, Non Solicitation and Non Disclosure Agreements.
           ----------------------------------------------------------------
The Company shall have entered into a Non-Competition, Non-Solicitation and Non-Disclosure Agreements with the Principal Shareholders and key employees in the form of Exhibit 6.14 attached hereto.
        ------------

     6.15  Redemption Agreement.   The Company, the Purchasers and the Principal
           --------------------
Shareholders shall have entered into a Redemption Agreement in the form of

Exhibit F attached hereto.
---------

     6.16  Board Resolutions.   The Board of Directors of the Company shall have
           -----------------
adopted a resolution declaring the dividend described in Section 1.6 hereof and setting forth the terms of the distribution of the same in a manner which is acceptable to the Purchasers.

                                  ARTICLE VII

                  CONDITIONS OF THE COMPANY'S OBLIGATIONS
                  ---------------------------------------

     7.1   Effect of Conditions.  The obligation of the Company to sell the
           --------------------
Company Shares at the Closing and Salansky to sell the Salansky Shares shall be subject at his or its election to the satisfaction of each of the conditions stated in the following Sections of this Article.

     7.2   Representations and Warranties.  The representations and warranties
           ------------------------------
of the Purchasers contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of that date and the Company shall have received a certificate on the Closing Date and signed on behalf of each Purchaser to that effect.

     7.3   Shareholders' Agreement.  The Shareholders' Agreement shall have
           ------------------------
been executed and delivered by the Purchasers and ADC.

     7.4   Registration Rights Agreement.  The Registration Rights Agreement
           -----------------------------
shall have been executed and delivered by the Purchasers and ADC.

     7.5   Performance.  The Purchasers shall have performed and complied in all
           -----------
material respects with all of the agreements, covenants and conditions contained in the Agreement required to be performed or complied with by them at or prior to such Closing, and the Company shall have received a certificate dated as of such Closing and signed on behalf of the Purchasers to that effect.

     7.6  Consents and Waivers.  The Purchasers shall have obtained all consents
          --------------------
or waivers necessary to execute this Agreement and the other agreements and documents contemplated herein, and to carry out the transactions contemplated hereby and thereby.

     7.7  Redemption Agreement.   The Redemption Agreement shall have been
          --------------------
executed and delivered by the Purchasers and ADC.

                                 ARTICLE VIII

                              CERTAIN DEFINITIONS
                              -------------------

     As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Act"  shall have the meaning ascribed to it in Section 1.8.

     "Agreement" means this Share Purchase Agreement as from time to time amended and in effect between the parties.

     "Bankruptcy Law" shall mean the Bankruptcy Act, 5740 - 1980 and Chapters 11-17 of the Companies Ordinance [New Version], 5743 - 1983.

     "Business Day" shall mean a day which is not a legal holiday in the Israel.

     "Cash and Cash Equivalents" means cash and investments in certificates of deposit, money market funds and obligations issued or guaranteed by the Israeli Government or any instrumentality thereof, in each case only if due and payable on demand or within thirty (30) days after the date of purchase.

     "Closing" shall have the meaning set forth in Section 1.4.

     "Closing Date" shall have the meaning set forth in Section 1.4.

     "Company" means and shall include MIND C.T.I. Ltd., an Israeli corporation, and its successors and assigns.

     "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     "Indebtedness" means all obligations, contingent or otherwise, whether current or long-term, which in accordance with generally accepted accounting principles would be classified upon the obligor's balance sheet as indebtedness (other than deferred taxes) and shall also include capitalized leases, guarantees, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, including any agreement to purchase or otherwise acquire the obligations of others or any agreement, contingent or otherwise, to furnish funds for the purchase of goods, supplies or services for the purpose of payment of the obligations of others, excluding accounts payable incurred in the ordinary course of business.

     "Last Balance Sheet" shall mean the balance sheet of the Company as of February 29, 2000.

     "Lien" shall mean any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement.

     "Material Adverse Effect" means a material and adverse effect on the assets, liabilities, properties, business, results of operation, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

     "Mind Subsidiary" shall have the meaning set forth in Section 2.1.

     "Permitted Liens" shall mean: (i) Liens for taxes not yet due or payable under law or being contested in good faith by appropriate proceedings and for which adequate reserves have been provided; (ii) easements, rights of way and similar encumbrances incurred in the ordinary course of business which do not, individually or in the aggregate, materially detract from the value of the property subject thereto or interfere with the ordinary course of business of the Company or any Subsidiary; (iii) Liens on goods to secure the payment of the purchase price of such goods; and (iv) Liens existing on the date hereof on equipment used in the ordinary course of business to secure the payment of the cost of acquisition or leasing thereof.

     "Person" means an individual, corporation, partnership, joint venture, trust or unincorporated organization or a government or agency or political subdivision thereof.

     "Purchasers" shall have the meaning set forth in Section 1.1.

     "Qualified Initial Public Offering" shall mean a public offering of equity securities of the Company pursuant to a registration statement filed under the Act underwritten by an internationally recognized underwriter with net proceeds to the Company of at least $30,000,000.

     "Related Agreements" shall mean the Registration Rights Agreement and the Shareholders' Agreement.

     "Subsidiary" or "Subsidiaries" means any corporation, association or other business entity of which the Company and/or any of its other Subsidiaries (as herein defined) directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares of every class of such corporation, or the right to appoint a majority of such corporation's directors, or such corporation's chief executive officer or managing director.

                                  ARTICLE IX

                                INDEMNIFICATION

     9.1  Survival of Representations and Warranties.  The representations and
          ------------------------------------------
warranties contained in this Agreement shall survive the Closing until the earlier of (i) ninety (90) days after receipt by the Purchasers of audited financial statements for the Company for its year ending December 31, 2001, or
(ii) the consummation of an initial public offering of the securities of the Company pursuant to a registration statement filed under the Securities Act of 1933, as amended.

     9.2  Indemnification of Purchasers._  The Company and the Principal
          -----------------------------
Shareholders hereby agree, jointly and severally, to indemnify and hold the Purchasers and their respective directors, officers, employees, agents, successors and assigns (collectively, the "Purchaser Indemnified Parties") harmless from and against (i) any and all losses, liabilities, obligations and damages, including any interest thereon (collectively, "Losses") based upon, attributable to or resulting from any inaccuracy in or breach of any representation or warranty of the Company or the Principal Shareholders set forth in Articles II hereof, or any representation or warranty contained in any other agreement or certificate delivered by or on behalf of the Company pursuant to this Agreement, to be true and correct; (ii) any and all Losses based upon, attributable to or resulting from the breach of the covenant contained in
Section 1.6; and (iii) any and all costs, penalties and expenses (including attorneys' and other professionals' fees and disbursements), including any interest thereon (collectively, "Expenses"), incident to any Losses, with respect to which indemnification is provided under clauses (i) and (ii) above. In addition, the Company hereby agrees to indemnify and hold the Purchaser Indemnified Parties harmless from and against (i) all Losses resulting from any inaccuracy in or breach of any representation or warranty of the Company set forth in Articles III or IV hereof, except with respect to those arising out of or upon breach of the covenant set forth in Section 4.9; provided, however, that the Purchasers shall retain all equitable remedies for a breach thereof; (ii) any and all losses based upon, attributable to or resulting from breach of any covenant or other agreement on the part of the Company under this Agreement; and
(iii) any and all Expenses, incident to any Losses, with respect to any indemnification provided in clauses (i) and (ii) above.

     9.3  Indemnification of the Company._  The Purchasers hereby agree to
          ------------------------------
indemnify and hold the Company harmless from and against (i) any and all Losses based upon, attributable to or resulting from any inaccuracy or breach of any representation or warranty of the Purchasers set forth in Article V hereof, or any representation or warranty contained in any other agreement or certificate delivered by or on behalf of the Purchasers pursuant to this Agreement, to be true and correct; and (ii) any and all Expenses incident to any Losses for which indemnification is sought hereunder.

     9.4  Indemnification Procedures
          --------------------------

     (a) In the event that any Legal Proceedings shall be instituted or that any claim or demand ("Claim") shall be asserted by any person in respect of which payment may be sought under Section 9.2 or 9.3 hereof, the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within five (5) days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the Expenses of defending such Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be
                       --------  -------
entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if, (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay
    --------  -------
for more than one such counsel for all indemnified parties in connection with any Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within ten (10) business days after the date of such notice.

     (b) The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual and material loss and prejudice as a result of such failure.

     9.5   Limitations.  Notwithstanding the foregoing provisions, no amounts
           -----------
shall be payable as a result of a Claim under Section 9.2 or 9.3 in respect of a misrepresentation or a breach of a warranty unless or until the indemnified party shall have suffered, incurred, sustained, or become subject to Losses and Expenses in excess of $500,000 in the aggregate (other than for a Claim for breach of representations set forth in Section 2.4 hereof), in which case the indemnified party shall be entitled to seek indemnity for all Losses and Expenses incurred irrespective of amount.


                                   ARTICLE X

                                 MISCELLANEOUS

     10.1  Parties in Interest.  Except as otherwise set forth herein, all
           -------------------
covenants, agreements, representations, warranties and undertakings contained in this Agreement shall be binding on and shall inure to the benefit of the parties hereto and the respective successors and assigns of the parties hereto.

     10.2  Amendments and Waivers.  Amendments or additions to this Agreement
           ----------------------
may be made, and compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of the Company and the Purchasers holding a majority of the Purchased Shares; provided, however that any amendment or waiver of the terms set forth in Sections 3.1 or 3.5 hereof shall require the consent of ADC. Prompt notice of any such amendment or waiver shall be given to any Person who did not consent thereto. This Agreement (including the Schedules and Exhibits annexed hereto, which are an integral part of this Agreement), the Related Agreements and the other agreements executed in connection herewith together constitute the full and complete agreement of the parties with respect to the subject matter hereof and thereof.

     10.3  Notices.  All notices, requests, consents, reports and demands shall
           -------
be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or mailed, postage prepaid, to the Company or to the Purchasers at the address set forth below or to such other address as may be furnished in writing to the other parties hereto:

     The Company:      MIND C.T.I. Ltd.
                       POB 144
                       Industrial Park
                       Yokne'am Elit, 20692, Israel
                       Attention:  President
                       Fax: (972)-(4)-993-7776

     with copy to:     Herzog, Fox & Neeman
                       Asia House
                       4 Weizmann St.
                       Tel-Aviv 64239, Israel
                       Attention: Clifford M. J. Felig, Advocate
                       Fax: (972) (3) 696-6464

     The Purchasers:   The address set forth opposite the Purchaser's name on
                       Schedule 1.1 attached hereto.
                       ------------

     with copy to:     Hutchins, Wheeler & Dittmar,
                       A Professional Corporation
                       101 Federal Street
                       Boston, Massachusetts  02110
                       Attention: James Westra, Esquire
                       Fax: (617) 951-1295

     and to:           Ravillan, Volovelsky, Dinstein, Sneh & Co.
                       76 Rothschild Blvd. Mozes House, 6/th/ Floor
                       Tel-Aviv, 65785 Israel
                       Facsimile: (972)-(3)-5664630
                       Attn: Dr. Eddo Dinstein, Attorney-at-Law

     10.4  Expenses.  Immediately upon consummation of the Closing, the Company
           --------
shall pay all reasonable documented costs and expenses of the Purchasers, in an amount up to $88,000, in connection with the investigation, preparation, execution and delivery of this Agreement (and due diligence related thereto) and the other instruments and documents to be delivered hereunder and the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of Hutchins, Wheeler & Dittmar, A Professional Corporation, special counsel to the Purchasers. If the purchase of the Purchased Shares is not consummated in accordance with the terms of this Agreement, the Company shall not be required under this Agreement to pay any of the Purchasers' costs or expenses.

     10.5  Counterparts.  This Agreement and any exhibit hereto may be executed
           ------------
in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any exhibit hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

     10.6  Effect of Headings.  The article and section headings herein are for
           ------------------
convenience only and shall not affect the construction hereof.

     10.7  Governing Law.  This Agreement shall be deemed a contract made under
           -------------
the laws of the State of Israel and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of such State.

     10.8  Dollar Amounts.  All dollar amounts referenced, incorporated, or set
           --------------
forth in this Agreement or the Related Agreements shall refer to and mean such amounts as expressed in United States Dollars.

                         *      *      *      *      *

                               MIND C.T.I. LTD.

                           SHARE PURCHASE AGREEMENT

                          Counterpart Signature Page
                          --------------------------

                                             MIND C.T.I. LTD.

                                                 /s/ Monica Eisinger
                                             By: _______________________________
                                                 Name:
                                                 Title:  President


                                             PRINCIPAL SHAREHOLDERS:
                                             ----------------------


                                             /s/ Monica Eisinger
                                             ___________________________________
                                             Monica Eisinger


                                             /s/ Lior Salansky
                                             ___________________________________
                                             Lior Salansky

                                             ADC TELEDATA COMMUNICATIONS LTD.

                                                 /s/ Ilan Melamed
                                             By: _______________________________
                                             Name: Ilan Melamed
                                             Title: Chief Executive Officer

                               MIND C.T.I. LTD.

                           SHARE PURCHASE AGREEMENT

                          Counterpart Signature Page
                          --------------------------


                                              PURCHASERS:
                                              ----------

                                              SUMMIT VENTURES V, L.P.

                                              By: Summit Partners V, L.P.,
                                                  its General Partner

                                              By: Summit Partners, LLC,
                                                  its General Partner

                                                  /s/ Kevin Mohan
                                              By: ______________________________
                                                  Member

                                              SUMMIT V COMPANION FUND, L.P.

                                              By: Summit Partners V, L.P.,
                                                  its General Partner

                                              By: Summit Partners, LLC,
                                                  its General Partner

                                                  /s/ Kevin Mohan
                                              By: ______________________________
                                                  Member

                               MIND C.T.I. LTD.

                           SHARE PURCHASE AGREEMENT

                          Counterpart Signature Page
                          --------------------------

     IN WITNESS WHEREOF, this Agreement has been executed as an instrument under SEAL as of the date and year first above written.

                                             Summit V Advisors Fund, L.P.

                                             By: Summit Partners, LLC
                                                 its General Partner

                                                 /s/ Kevin Mohan
                                             By: _______________________________
                                                 Member

                                             SUMMIT V ADVISORS FUND (QP), L..P.

                                             By: Summit Partners, LLC,
                                                 its General Partner

                                                 /s/ Kevin Mohan
                                             By: _______________________________
                                                 Member

                                             SUMMIT INVESTORS III, L.P.

                                                 /s/ Kevin Mohan
                                             By: _______________________________
                                                 General Partner

                                             OSCAR GRUSS & SON
                                             INCORPORATED

                                                 /s/ Michael Shaoul
                                             By: _______________________________
                                                 Name: Michael Shaoul
                                                 Title: Executive Vice President